UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On May 5, 2020, Match Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original 8-K”) reporting that the Company had posted a Letter to Shareholders on the Investor Relations section of its website and including an excerpt from the Letter to Shareholders. The original Letter to Shareholders and the excerpt included in the Original 8-K contained an error in the chart reflecting the Company’s debt maturity schedule. A corrected Letter to Shareholders has been posted on the Company’s website and this amendment amends the original 8-K to include the following corrected excerpt.
IAC Separation
We have filed the proxy statement for the separation from IAC and expect to hold a virtual shareholder meeting on June 25th and close the transaction after satisfying the applicable closing conditions, including obtaining required shareholder approvals at both Match Group and IAC. As of April 30th we had cash on hand of nearly $900 million. We will use our cash on hand to pay the $3 per share consideration, or approximately $850 million in aggregate, to Match Group shareholders and IAC under the terms of the separation. We can access our $750 million undrawn credit facility should we need to.
We currently expect to have net leverage slightly below 5x when the separation closes, including assumption of the IAC Exchangeables. That is a little higher than we were initially expecting, in part because we now expect our adjusted EBITDA for the first half of the year to be a little lower. Given we expect to convert more than 70% of our adjusted EBITDA to free cash flow, we believe this leverage level remains very manageable for us. We also expect that we’ll de-lever a little more slowly, as our adjusted EBITDA going forward likely will be lower than we had originally anticipated as the effects of the virus linger. That said, based on our current financial outlook, we remain confident that we will de-lever to under 3x net leverage within 18 months following the separation, absent any non-operating uses of cash such as M&A.
We also believe we have a balanced debt maturity schedule. As you can see from the chart below, the only debt maturities we will have prior to 2026 are one $400 million senior notes maturity in 2024, and the IAC Exchangeables due in 2022 that will transfer in the separation. The IAC Exchangeables are currently in-the-money, meaning that at current share prices we retain the flexibility to settle them in cash or stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Gary Swidler
Gary Swidler
Chief Operating Officer and Chief Financial Officer

Date: May 5, 2020